Exhibit 10.1

AMENDMENT NO. 2 TO

SECOND AMENDED AND RESTATED

LOAN FUNDING AND SERVICING AGREEMENT

(ACS Funding Trust I)

THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN FUNDING AND SERVICING AGREEMENT, dated as of November 15, 2004 (this “Amendment”), is entered into by and among ACS FUNDING TRUST I, as the borrower (in such capacity, the “Borrower”), AMERICAN CAPITAL STRATEGIES, LTD., as the servicer (in such capacity, the “Servicer”), VARIABLE FUNDING CAPITAL CORPORATION, as a conduit lender (in such capacity, a “Conduit Lender”), WACHOVIA CAPITAL MARKETS, LLC, as the deal agent (in such capacity, the “Deal Agent”), JPMORGAN CHASE BANK (“JPMorgan Chase Bank”), as an institutional lender (in such capacity, an “Institutional Lender”) and as the swingline lender (in such capacity, the “Swingline Lender”), CITIGROUP GLOBAL MARKETS REALTY CORP., as an institutional lender (in such capacity, an “Institutional Lender”) and is acknowledged and agreed to by WACHOVIA BANK, NATIONAL ASSOCIATION, as a hedge counterparty (in such capacity, the “Hedge Counterparty”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).

R E C I T A L S

WHEREAS, the parties hereto are parties to that certain Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (such agreement as amended, modified, supplemented, waived or restated from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein, pursuant to and in accordance with Section 12.1(a) of the Agreement;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS.

(a) Section 1.1 is hereby amended by inserting the following defined terms in appropriate alphabetical sequence:

“Bank of America”: Bank of America, National Association, a national banking association.

“Conduit Assignee”: Any special purpose entity that finances its activities directly or indirectly through the issuance of asset backed commercial paper and is administered by a Lender Agent or any Affiliate thereof and is designated by a Lender Agent from time to time to accept an assignment from a Conduit Lender of all or a portion of such Conduit Lender’s Advances.

“YC SUSI Conduit Lender”: Yorktown Capital, LLC or any successor thereto including any assignee or Conduit Assignee thereof pursuant to the terms of the Agreement.

“YC SUSI Trust”: YC SUSI Trust, a Delaware statutory trust.

(b) Section 1.1 is hereby amended by amending and restating the following defined terms in their entirety:

“Affected Party”: The Deal Agent, each Lender Agent, each Conduit Lender, YC SUSI Trust, the YC SUSI Conduit Lender, each Institutional Lender, the Swingline Lender, each Liquidity Bank, all assignees and participants of the Lenders including any Conduit Assignee, each Liquidity Bank, any successor to WCM as Deal Agent and any sub-agent of the Deal Agent.

“Commercial Paper Notes”: On any day, any short-term promissory notes issued by any Conduit Lender (or its related commercial paper issuer if the Conduit Lender does not itself issue commercial paper) in the commercial paper market.

“Commitment”: With respect to each Conduit Lender and each Institutional Lender, the commitment (without duplication) of such Lender to make Advances and, with respect to the Swingline Lender, the commitment of such Lender to make Swingline Advances, in accordance herewith in an amount not to exceed (a) prior to the Termination Date, the amount set forth opposite such Lender’s name on the signature pages of this Agreement under the heading “Commitment,” or the amount set forth in the Joinder Supplement with respect to such Lender, as applicable, and (b) on and after the Termination Date, except to the extent set forth in Section 2.5, the outstanding Advances of such Lender.

“Conduit Lender”: VFCC, YC SUSI Trust and each other special purpose entity that finances its activities directly or indirectly through asset backed commercial paper as may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Deal Agent and the Borrower as contemplated by Section 2.1(e).

“CP Rate”: For any Accrual Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by a Conduit Lender (or, with respect to YC SUSI Trust, the YC SUSI Conduit Lender) from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short-term promissory notes issued by such Conduit Lender or, with respect to YC SUSI Trust, the YC SUSI Conduit Lender, maturing on dates other than those certain dates on which such Conduit Lender or, with respect to YC SUSI Trust, the YC SUSI Conduit Lender, is to receive funds) in respect of the Commercial Paper Notes issued by such Conduit Lender (or, with respect to YC SUSI Trust, the YC SUSI Conduit Lender) that are allocated, in whole or in part, by the applicable Lender Agent (on behalf of such Conduit Lender or, with respect to YC SUSI Trust, the YC SUSI Conduit Lender) to fund or maintain the Advances Outstanding during such period, as determined by the applicable Lender Agent (on behalf of such Conduit Lender or, with respect to YC SUSI Trust, the YC SUSI Conduit Lender) and reported to the Borrower and the Servicer, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the applicable Lender Agent (on behalf of such Conduit Lender or, with respect to YC SUSI Trust, the YC SUSI Conduit Lender) and (ii) other borrowings by such Conduit Lender (or, with respect to YC SUSI Trust, the YC SUSI Conduit Lender), including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the applicable Lender Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Interest Rate”: For each Accrual Period and for each Advance and each Swingline Advance outstanding for each day during such Accrual Period:

(i) to the extent the applicable Lender has funded the Advance through the issuance of Commercial Paper Notes (whether directly or indirectly through such Lender’s funding source (which, with respect to YC SUSI Trust, is the YC SUSI Conduit Lender)), a rate equal to the Alternative Rate; or

(ii) to the extent the applicable Lender did not fund its Advance or Swingline Advance through the issuance of Commercial Paper Notes (whether directly or indirectly through such Lender’s funding source (which, with respect to YC SUSI Trust, is the YC SUSI Conduit Lender)), a rate equal to the Alternative Rate;

provided, that, with respect to any Advance by a Conduit Lender, the Interest Rate shall be the Base Rate for any Accrual Period for any Advance as to which the related Conduit Lender (or, with respect to YC SUSI Trust, the YC SUSI Conduit Lender) has funded the making or maintenance thereof by a sale of an interest therein to any Liquidity Bank under the Liquidity Purchase Agreement on any day other than the first day of such Accrual Period and without giving such Liquidity Bank at least two Business Days’ prior notice of such assignment; and provided, further, that, the Interest Rate shall be the Base Rate for any Accrual Period for any Advance if the relevant Lender or Liquidity Bank shall have notified the Deal Agent that a Eurodollar Disruption Event has occurred.

“Large Loan Limit”: An amount determined in accordance with the table below.

Aggregate Outstanding Loan Balance	Large Loan Limit
Less than or equal to $250,000,000	$20,000,000
Greater than $250,000,000 but less than or equal to $400,000,000	$25,000,000
Greater than $400,000,000 but less than or equal to $500,000,000	$30,000,000
Greater than $500,000,000 but less than or equal to $600,000,000	$35,000,000
Greater than $600,000,000 but less than or equal to $700,000,000	$40,000,000
Greater than $700,000,000 but less than or equal to $800,000,000	$42,500,000
Greater than $800,000,000	$45,000,000

“Liquidity Bank” means and includes any Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Conduit Lender (or any related commercial paper issuer that finances such Conduit Lender) or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Conduit Lender’s (or such related issuer’s) commercial paper program.

“Liquidity Purchase Agreement” means and includes any agreement entered into by any Liquidity Bank providing for the issuance of one or more letters of credit for the account of the Conduit Lender (or any related commercial paper issuer that finances the Conduit Lender), the issuance of one or more surety bonds for which the Conduit Lender (or such related issuer) is obligated to reimburse the applicable Liquidity Bank for any drawings thereunder, the sale or assignment by the Conduit Lender (or such related issuer) to any Liquidity Bank of any Advance (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to the Conduit Lender (or such related issuer) in connection with its commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.

(c) Section 2.1(b) is hereby amended and restated as follows:

“(b) During the Revolving Period, the Borrower may, at its option, request the Conduit Lenders and the Institutional Lenders to make advances of funds (each, an “Advance”) under the Structured Notes, each such Funding Request to be substantially in the form of Exhibit A-1 hereto, in an aggregate amount up to the Availability as of the date of the proposed Advance. Following the receipt of a Funding Request, subject to the terms and conditions hereinafter set forth, during the Revolving Period, (x) the Conduit Lenders other than VFCC may at their option elect to fund such Advance and (y) VFCC and the Institutional Lenders (except to the extent an Advance has been funded by its related Conduit Lender, if any) shall fund such Advance. Notwithstanding anything to the contrary contained herein, no Lender shall be obligated to provide the Deal Agent or the Borrower with aggregate funds in connection with an Advance that would exceed (i) such Lender’s unused Commitment then in effect, (ii) the aggregate unused Commitments then in effect or (iii) the Availability on the date such Advance is to be made. Each Advance made by a Lender hereunder is subordinated to the interests of the Hedge Counterparties under Sections 2.9(a)(1)(i) and (b)(i) of this Agreement.

(d) Section 2.1(e) is hereby amended by adding a new clause (ii) to the proviso thereof as follows:

“(ii) if a proposed increase of VFCC’s Commitment would cause VFCC’s Commitment to constitute 66.67% or more of the aggregate Commitments of the Conduit Lenders and Institutional Lenders then in effect, such increase may only be effected with the prior written consent of JPMorgan Chase, which consent shall not be unreasonably withheld;”

(e) Clause (i) of the second paragraph of Section 2.2(b) is hereby amended by deleting “$1,000,000” and replacing it with “$1,500,000”.

(f) Clause (i) of the second paragraph of Section 2.3(b) is hereby amended by deleting “$1,000,000” and replacing it with “$1,500,000”.

(g) Section 2.3(d) is hereby amended and restated in its entirety as follows:

“(d) On the Funding Date, each Conduit Lender other than VFCC may and VFCC and each Institutional Lender (except to the extent that its related Conduit Lender, if any, has made its Pro Rata Share of the amounts described below available to the Borrower on such Funding Date) shall, subject to the limitations set forth in Section 2.1, and upon satisfaction of the applicable conditions set forth in Article III, make available to the Borrower in same day funds, at such bank or other location reasonably designated by the Borrower in the Funding Request given pursuant to this Section 2.3, an amount equal to such Lender’s Pro Rata Share of the lesser of (x) the amount requested by the Borrower for such Advance and (y) an amount equal to the Availability on such Funding Date.”

(h) Section 2.5 is hereby amended and restated in its entirety as follows:

“Section 2.5 Reimbursement of Swingline Advances.

Notwithstanding Sections 2.3, 3.1 and 3.2, each Conduit Lender and each Institutional Lender hereby agrees that if the Swingline Lender funds any Swingline Advance, (i) each Conduit Lender other than VFCC may and VFCC and each Institutional Lender (except to the extent that its related Conduit Lender, if any, has reimbursed the Swingline Lender as described herein) shall reimburse the Swingline Lender for such Swingline Advance not later than one Business Day after the Swingline Lender funds such Swingline Advance in the proportions described in the following sentence. Such reimbursement shall be accomplished by each Conduit Lender and each Institutional Lender, as applicable, remitting to the Swingline Lender at the Swingline Lender’s Account or such other account as designated in writing by the Swingline Lender such Conduit Lender’s and such Institutional Lender’s Pro Rata Share of the Swingline Advance; provided, however, that clause (a) of the definition of Commitment shall be used to calculate the Commitment of each Conduit Lender and Institutional Lender for the purposes of any such reimbursement occurring after the Termination Date. The Borrower and the Servicer hereby authorize and instruct each Conduit Lender and each Institutional Lender to reimburse the Swingline Lender in the manner described in this Section 2.5.”

(i) Section 12.1(a) is hereby amended by replacing in its entirety the existing proviso at the end of the first sentence thereof with the following:

“; and provided, further, that any amendment to this Agreement which would make any modification to the definitions of “Advance”, “Advances Outstanding”, “Aggregate Net Mark to Market Amount”, “Borrowing Base”, “Class C Securities”, “Facility Amount”, “Fair Market Value”, “Maximum Availability”, “Pro Rata Share”, “Required Equity Contribution” and “Termination Event” shall not be effective without the written agreement of the Borrower, the Deal Agent, VFCC, JPMorgan Chase Bank, Citigroup and Bank of America”.

(j) Clause (iv) of Section 12.17(a) is hereby amended and restated in its entirety as follows:

“(iv) any Conduit Lender shall not need prior consent (x) to at any time assign all of its right, title and interest in and to this Agreement and its Structured Note to a Liquidity Bank, Conduit Assignee or an Affiliate of its related Lender Agent or (y) to at any time assign, or grant a security interest or sell a participation interest in, any Advance (or portion thereof) to a Liquidity Bank, Conduit Assignee or an Affiliate of its related Lender Agent.”

(k) Section 12.17 is hereby adding the following new clauses (b), (c) and (d) thereto:

“(b) Without limiting the foregoing, each Conduit Lender may, from time to time, with prior or concurrent notice to the Borrower and Servicer, in one transaction or a series of transactions, assign all or a portion of any Advance and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by the Conduit Lender to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Advance, (ii) the related administrator for such Conduit Assignee will act as the Lender Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to a Lender Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee (and any related commercial paper issuer, if such Conduit Assignee does not itself issue commercial paper) and their respective liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Conduit Lender and its Liquidity Banks herein and in the other Transaction Documents (including any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Conduit Lender’s obligations, if any, hereunder or any other Transaction Document, and the Conduit Lender shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Conduit Lender and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Advances shall be made to the applicable agent or Lender Agent, as applicable, on behalf of the Conduit Lender and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term “CP Rate” with respect to the portion of the Advance funded with commercial paper issued by the Conduit Lender (or the related commercial paper issuer, if such Conduit Assignee does not itself issue commercial paper) from time to time shall be determined in the manner set forth in the definition of “CP Rate” applicable to the Conduit Lender on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than the Conduit Lender), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Deal Agent or Lender Agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Deal Agent or such Lender Agent may reasonably request to evidence and give effect to the foregoing. No assignment by the Conduit Lender to a Conduit Assignee of all or any portion of any Advance shall in any way diminish the related Institutional Lenders’ obligation under Article II to fund any Advance not funded by the Conduit Lender or such Conduit Assignee.

(c) In the event that a Conduit Lender makes an assignment to a Conduit Assignee in accordance with clause (b) above, the Institutional Lenders for such Conduit Lender: (i) if requested by the applicable Lender Agent, shall terminate their participation in the applicable Liquidity Purchase Agreement to the extent of such assignment, (ii) if requested by the applicable Lender Agent, shall execute (either directly or through a participation agreement, as determined by the applicable Lender Agent) the program support agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation or other agreement entered into by such Institutional Lender with respect to the applicable program support agreement (or which shall be otherwise reasonably satisfactory to the applicable Lender Agent and the applicable Institutional Lenders), (iii) if requested by such Conduit Lender, shall enter into such agreements as requested by such Conduit Lender pursuant to which they shall be obligated to provide funding to the Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of such Conduit Lender (or which agreements shall be otherwise reasonably satisfactory to such Conduit Lender and the Institutional Lenders), and (iv) shall take such actions as the Deal Agent shall reasonably request in connection therewith.

(l) Article XII is hereby amended by adding the following new Sections 12.21, 12.22 and 12.23:

“Section 12.21 Conduit Lender as Institutional Lender.

Notwithstanding anything herein to the contrary, a Conduit Lender may execute this Agreement as both a Conduit Lender and an Institutional Lender and, in such event, such Conduit Lender shall have the rights and obligations (without duplication) of both a Conduit Lender and an Institutional Lender set forth herein. In no event shall the foregoing prevent a Conduit Lender from exercising its rights to assign or transfer some or all of its Structured Note, Commitment or Advances to one or more Liquidity Banks.

Section 12.22 Institutional Lenders Without Conduit Lenders.

Notwithstanding anything herein to the contrary, an Institutional Lender may execute this Agreement without having a related Conduit Lender.”

Section 12.23 YC SUSI Trust Additional Institutional Lender Provisions.

Notwithstanding anything to the contrary contained herein, the provisions of Annex B shall be solely applicable, and in the event of conflict with any of provisions of this Agreement or the other Transaction Documents shall be controlling, with respect to YC SUSI Trust, the YC SUSI Conduit Lender and the Institutional Lenders related to any of the foregoing.”

SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Agreement, the “Loan Funding and Servicing Agreement,” “hereof,” “herein,” or words of similar effect referring to the Agreement shall be deemed to mean the Agreement as amended hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment and waiver thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein.

SECTION 3. REPRESENTATIONS.

Each of the Borrower and Servicer represent and warrant as of the date of this Amendment as follows:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by- laws, or other organizational documents, or (B) any Applicable Law;

(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv) this Amendment has been duly executed and delivered by it;

(v) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(vi) it is not in default under the Agreement; and

(vii) there is no Termination Event, Unmatured Termination Event, or Servicer Termination Event.

SECTION 4. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon (i) payment of the outstanding fees and disbursements of Dechert LLP, as counsel to the Deal Agent and (ii) delivery of executed signature pages by all parties hereto to the Deal Agent.

SECTION 5. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ACS FUNDING TRUST I, as Borrower

By:	/s/ Malon Wilkus
Name:	Malon Wilkus
Title:	Beneficiary Trustee

AMERICAN CAPITAL STRATEGIES, LTD., as Servicer

By:	/s/ John Erickson
Name:	John Erickson
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

VARIABLE FUNDING CAPITAL CORPORATION, as a Conduit Lender

By:	Wachovia Capital Markets, LLC, as attorney-in-fact

By:	/s/ Douglas R. Wilson, Sr.

Name:	Douglas R. Wilson, Sr.
Title:	Vice President

WACHOVIA CAPITAL MARKETS, LLC, as the Deal Agent

By:	/s/ Paul A. Burkhart

Name:	Paul A. Burkhart
Title:	Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

JPMORGAN CHASE BANK, as an Institutional Lender

By:	/s/ Christine Herrick
Name:	Christine Herrick
Title:	Vice President

JPMORGAN CHASE BANK, as the Swingline Lender

By:	/s/ Christine Herrick
Name:	Christine Herrick
Title:	Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

2nd Amendment to 2nd Amended and Restated Loan Funding and Servicing Agreement

CITIGROUP GLOBAL MARKETS REALTY CORP., as an Institutional Lender

By:	/s/ Christian Anderson
Name:	Christian Anderson
Title:	Vice President

Acknowledged and agreed as of the date above first written.

WACHOVIA BANK, NATIONAL ASSOCIATION, as the Hedge Counterparty

By:	/s/ John Miechkowski
Name:	John Miechkowski
Title:	Vice President

YC SUSI TRUST ADDITIONAL INSTITUTIONAL LENDER PROVISIONS

Section 1.1 Assignment to YC SUSI Institutional Lenders.

(a) YC SUSI Assignment Amounts. At any time on or prior to the Commitment Termination Date, if the YC SUSI Lender Agent on behalf of the YC SUSI Conduit Lender so elects, the Borrower hereby irrevocably requests and directs that the YC SUSI Conduit Lender assign, and the YC SUSI Conduit Lender does hereby assign, effective on the YC SUSI Assignment Date referred to below all or such portions as may be elected by the YC SUSI Conduit Lender of, its interest in its Advances outstanding and its Structured Note at such time to the YC SUSI Institutional Lenders pursuant to this Section 1.1 of this Annex B and the Borrower hereby agrees to pay the amounts described in Section 1.1(b) of this Annex B; provided, however, that unless such assignment is an assignment of all of the YC SUSI Conduit Lender’s interest in its Advances outstanding and the YC SUSI Structured Note in whole on or after the YC SUSI Conduit Investment Termination Date, no such assignment shall take place pursuant to this Section 1.1 of this Annex B if a Termination Event described in Section 9.1(b) of the Agreement or due to a breach of Section 4.1(hh) of the Agreement shall then exist; and provided, further, that no such assignment shall take place pursuant to this Section 1.1 of Annex B at a time when an Insolvency Event with respect to the YC SUSI Conduit Lender exists. No further documentation or action on the part of the YC SUSI Conduit Lender or the Borrower shall be required to exercise the rights set forth in the immediately preceding sentence, other than the giving of the notice by the YC SUSI Lender Agent on behalf of the YC SUSI Conduit Lender referred to in such sentence and the delivery by the YC SUSI Lender Agent of a copy of such notice to each YC SUSI Institutional Lender (the date of the receipt of any such notice being the “YC SUSI Assignment Date”). Each YC SUSI Institutional Lender hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its YC SUSI Assignment Amount on such YC SUSI Assignment Date to the YC SUSI Conduit Lender in immediately available funds to an account designated by the YC SUSI Lender Agent. Upon payment of its YC SUSI Assignment Amount, each YC SUSI Institutional Lender shall acquire an interest in the YC SUSI Structured Note and Advances outstanding of the YC SUSI Conduit Lender equal to its pro rata share (based on the outstanding portions of the Advances outstanding funded by it) of the YC SUSI Institutional Lender Percentage thereof. Upon any assignment in whole by the YC SUSI Conduit Lender to the YC SUSI Institutional Lenders on or after the YC SUSI Conduit Investment Termination Date as contemplated hereunder, the YC SUSI Conduit Lender shall cease to make any additional Advances under this Agreement. At all times prior to the YC SUSI Conduit Investment Termination Date, nothing herein shall prevent the YC SUSI Conduit Lender from making subsequent Advances under this Agreement, in its sole discretion, following any assignment pursuant to this Section 1.1 of this Annex B or from making more than one assignment pursuant to this Section 1.1 of this Annex B.

(b) Borrower’s Obligation to Pay Certain Amounts; Additional YC SUSI Assignment Amount. The Borrower shall pay to the YC SUSI Lender Agent, for the account of the YC SUSI Conduit Lender, in connection with any assignment by the YC SUSI Conduit Lender to the YC

A-1

SUSI Institutional Lenders pursuant to this Section 1.1 of this Annex B, on the Payment date following the effective date of any such assignment, in accordance with Section 2.9 or Section 2.10 of the Agreement, as applicable, an aggregate amount equal to all Interest to accrue from the date of such assignment through the end of the current Accrual Period to the extent attributable to the portion of the Advances outstanding so assigned to the YC SUSI Institutional Lenders (as determined immediately prior to giving effect to such assignment and without duplication of any Interest payable to the YC SUSI Conduit Lender in respect of such Advances), plus all other Obligations (other than the Advances outstanding and other than any Interest not described above, without duplication of any amounts payable to the YC SUSI Conduit Lender in respect of such Obligations). If the Borrower fails to make payment of such amounts on the Payment Date following any such assignment by the YC SUSI Conduit Lender to the YC SUSI Institutional Lenders, such amount shall be paid by the YC SUSI Institutional Lenders (in accordance with their respective YC SUSI Institutional Lender’s Special Pro Rata Shares) to the YC SUSI Conduit Lender as additional consideration for the interests assigned to the YC SUSI Institutional Lenders and the amount of the Advances outstanding under the YC SUSI Structured Noted held by the YC SUSI Institutional Lenders shall be increased by an amount equal to the additional amount so paid by the YC SUSI Institutional Lenders.

(c) Administration of Agreement after Assignment from YC SUSI Conduit Lender to YC SUSI Institutional Lenders following the YC SUSI Conduit Investment Termination Date. After any assignment in whole by the YC SUSI Conduit Lender to the YC SUSI Institutional Lenders pursuant to this Section 1.1 of this Annex B at any time on or after the YC SUSI Conduit Investment Termination Date (and the payment of all amounts owing to the YC SUSI Conduit Lender in connection therewith), all rights of the YC SUSI Lender Agent for the YC SUSI Conduit Lender set forth in this Annex B and the Agreement shall be given to the Lender Agent on behalf of the YC SUSI Institutional Lenders.

(d) Payments to Agent’s Account. After any assignment in whole by the YC SUSI Conduit Lender to the YC SUSI Institutional Lenders pursuant to this Section 1.1 of this Annex B at any time on or after the YC SUSI Conduit Investment Termination Date, all payments to be made under this Annex B and the Agreement by the Borrower or the Servicer to the YC SUSI Conduit Lender shall be made to the Lender Agent’s account for the YC SUSI Institutional Lenders as such account shall have been notified to the Borrower and the Servicer.

(e) Recovery of Advances. In the event that the aggregate of the YC SUSI Assignment Amounts paid by the YC SUSI Institutional Lenders pursuant to this Section 1.1 of this Annex B on any YC SUSI Assignment Date occurring on or after the YC SUSI Conduit Investment Termination Date is less than the aggregate Advances outstanding of the YC SUSI Conduit Lender on such YC SUSI Assignment Date, then to the extent Collections thereafter received by the Lender Agent for the YC Institutional Lenders hereunder in respect of the Advances outstanding exceed the aggregate of the unrecovered YC SUSI Assignment Amounts and Advances outstanding funded by the YC SUSI Institutional Lenders, such excess shall be remitted by the Lender Agent for the YC SUSI Institutional Lenders to the YC SUSI Conduit Lender (or to the YC SUSI Lender Agent on its behalf) for the account of the YC SUSI Conduit Lender.

Section 1.2 Downgrade of YC SUSI Institutional Lenders.

(a) Downgrades Generally. If at any time on or prior to the Commitment Termination Date, the short term debt rating of any YC SUSI Institutional Lender shall be “A-2” or “P-2” with negative credit implications from S&P or Moody’s, respectively, such YC SUSI Institutional Lender, upon request of the YC SUSI Lender Agent, shall, within thirty (30) days of such request and with ten (10) Business Days’ prior notice to (but not consent of) the Borrower, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” or “P-2” from S&P or Moody’s, respectively, and which shall not be so rated with negative credit implications and is acceptable to the YC SUSI Conduit Lender and the YC SUSI Lender Agent). If the short term debt rating of a YC SUSI Institutional Lender shall be “A-3” or “P-3”, or lower, from S&P or Moody’s, respectively (or such rating shall have been withdrawn by S&P or Moody’s), such YC SUSI Institutional Lender, upon request of the YC SUSI Lender Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” or “P-2”, from S&P or Moody’s, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the YC SUSI Conduit Lender and the YC SUSI Lender Agent). In either such case, if any such YC SUSI Institutional Lender shall not have assigned its rights and obligations under this Agreement within the applicable time period described above (in either such case, the “YC SUSI Required Downgrade Assignment Period”), the YC SUSI Lender Agent shall have the right to require such YC SUSI Institutional Lender to pay upon one (1) Business Day’s notice at any time after the YC SUSI Required Downgrade Assignment Period (and each such YC SUSI Institutional Lender hereby agrees in such event to pay within such time) to the YC SUSI Lender Agent an amount equal to such YC SUSI Institutional Lender’s unused Commitment (a “YC SUSI Downgrade Draw”) for deposit by the YC SUSI Lender Agent into an account, in the name of the YC SUSI Lender Agent (a “YC SUSI Downgrade Collateral Account”), which shall be in satisfaction of such YC SUSI Institutional Lender’s obligations to make Advances and to pay its YC SUSI Assignment Amount upon an assignment from the YC SUSI Conduit Lender in accordance with Section 1.1 of this Annex B; provided, however, that if, during the YC SUSI Required Downgrade Assignment Period, such YC SUSI Institutional Lender delivers a written notice to the YC SUSI Lender Agent of its intent to deliver a direct pay irrevocable letter of credit pursuant to this proviso in lieu of the payment required to fund the YC SUSI Downgrade Draw, then such YC SUSI Institutional Lender will not be required to fund such YC SUSI Downgrade Draw. If any YC SUSI Institutional Lender gives the YC SUSI Lender Agent such notice, then such YC SUSI Institutional Lender shall, within one (1) Business Day after the YC SUSI Required Downgrade Assignment Period, deliver to the YC SUSI Lender Agent a direct pay irrevocable letter of credit in favor of the YC SUSI Lender Agent in an amount equal to the unused portion of such YC SUSI Institutional Lender’s Commitment, which letter of credit shall be issued through an United States office of a bank or other financial institution (i) whose short-term debt ratings by S&P and Moody’s are at least equal to the ratings assigned by such statistical rating organization to the Commercial Paper Notes issued by the commercial paper conduit providing funding for Advances by YC SUSI Trust under the Agreement and (ii) that is acceptable to the YC SUSI Conduit Lender and the YC SUSI Lender Agent. Such letter of credit shall provide that the YC SUSI Lender Agent may draw thereon for payment of any Advance or YC SUSI Assignment Amount payable by such YC SUSI Institutional Lender which is not paid hereunder when required, shall expire no earlier than the Commitment Termination Date and shall otherwise be in form and substance acceptable to the YC SUSI Lender Agent for the YC SUSI Conduit Lender.

(b) Application of Funds in YC SUSI Downgrade Collateral Account. If any YC SUSI Institutional Lender shall be required pursuant to Section 1.2(a) of this Annex B to fund a YC SUSI Downgrade Draw, then the YC SUSI Lender Agent shall apply the monies in the YC SUSI Downgrade Collateral Account applicable to such YC SUSI Institutional Lender’s Special Pro Rata Share of Advances required to be made by the YC SUSI Institutional Lenders, to any YC SUSI Assignment Amount payable by such YC SUSI Institutional Lender pursuant to Section 1.1 of this Annex B and to any purchase price payable by such YC SUSI Institutional Lender pursuant to Section 1.3(b) of this Annex B at the times, in the manner and subject to the conditions precedent set forth in this Annex B. The deposit of monies in such YC SUSI Downgrade Collateral Account by any YC SUSI Institutional Lender shall not constitute an Advance or the payment of any YC SUSI Assignment Amount (and such YC SUSI Institutional Lender shall not be entitled to interest on such monies except as provided below in this Section 1.2(b) of this Annex B, unless and until (and then only to the extent that) such monies are used to fund Advances or to pay any YC SUSI Assignment Amount or purchase price pursuant to Section 1.3(b) of this Annex B pursuant to the first sentence of this Section 1.2(b) of this Annex B. The amount on deposit in such YC SUSI Downgrade Collateral Account shall be invested by the YC SUSI Lender Agent in YC SUSI Eligible Investments and such YC SUSI Eligible Investments shall be selected by the YC SUSI Lender Agent in its sole discretion. The YC SUSI Lender Agent shall remit to such YC SUSI Institutional Lender, on the last Business Day of each month, the income actually received thereon. Unless required to be released as provided below in this subsection, Collections received by the YC SUSI Lender Agent in respect of such YC SUSI Institutional Lender’s portion of the Advances shall be deposited in the YC SUSI Downgrade Collateral Account for such YC SUSI Institutional Lender. Amounts on deposit in such YC SUSI Downgrade Collateral Account shall be released to such YC SUSI Institutional Lender (or the stated amount of the letter of credit delivered by such YC SUSI Institutional Lender pursuant to Section 1.2(a) of this Annex B may be reduced) within one Business Day after each Payment Date following the Termination Date to the extent that, after giving effect to the distributions made and received by the Lenders on such Payment Date, the amount on deposit in such YC SUSI Downgrade Collateral Account would exceed such YC SUSI Institutional Lender’s Special Pro Rata Share (determined as of the day prior to the Termination Date) of the sum of all portion of Advances then funded by the YC SUSI Conduit Lender, plus the Interest thereon. All amounts remaining in such YC SUSI Downgrade Collateral Account shall be released to such YC SUSI Institutional Lender no later than the Business Day immediately following the earliest of (i) the effective date of any replacement of such YC SUSI Institutional Lender or removal of such YC SUSI Institutional Lender as a party to this Agreement, (ii) the date on which such YC SUSI Institutional Lender shall furnish the YC SUSI Lender Agent with confirmation that such YC SUSI Institutional Lender shall have short-term debt ratings of at least “A-2” or “P-2” from S&P and Moody’s, respectively, without negative credit implications, and (iii) the Commitment Termination Date (or if earlier, the Commitment Termination Date in effect prior to any renewal pursuant to Section 1.3 of this Annex B to which such YC SUSI Institutional Lender does not consent but only after giving effect to any required purchase pursuant to Section 1.3(b) of this Annex B). Nothing in this Section 1.2 of this Annex B shall affect or diminish in any way any such downgraded YC SUSI Institutional Lender’s Commitment to the Borrower or the YC SUSI Conduit Lender or such downgraded YC SUSI Institutional Lender’s other obligations and liabilities hereunder and under the other Transaction Documents.

(c) Program Support Agreement Downgrade Provisions. Notwithstanding the other provisions of this Section 1.2, a YC SUSI Institutional Lender shall not be required to make a YC SUSI Downgrade Draw (or provide for the issuance of a letter of credit in lieu thereof) pursuant to Section 1.2(a) of Annex B at a time when such YC SUSI Institutional Lender has a downgrade collateral account (or letter of credit in lieu thereof) established pursuant to the Liquidity Purchase Agreement relating to the transactions contemplated by this Agreement to which it is a party in an amount at least equal to its unused Commitment, and the YC SUSI Lender Agent may apply monies in such downgrade collateral account in the manner described in Section 1.3(b) of this Annex B as if such downgrade collateral account were a YC SUSI Downgrade Collateral Account.

Section 1.3 Non-Renewing YC SUSI Institutional Lenders.

(a) If at any time the Borrower requests that the YC SUSI Institutional Lenders renew their Commitments hereunder and some but less than all the YC SUSI Institutional Lenders consent to such renewal within 30 days of the Borrower’s request, the Borrower may arrange for an assignment to one or more financial institutions of all the rights and obligations hereunder of each such non-consenting YC SUSI Institutional Lender in accordance with Section 12.17 of the Agreement. Any such assignment shall become effective on the then-current Commitment Termination Date. Each YC SUSI Institutional Lender which does not so consent to any renewal shall cooperate fully with the Borrower in effectuating any such assignment.

(b) If at any time the Borrower requests that the YC SUSI Institutional Lenders extend the Commitment Termination Date hereunder and some but less than all the YC SUSI Institutional Lenders consent to such extension within 30 days after the Borrower’s request, and if none or less than all the Commitments of the non-renewing YC SUSI Institutional Lenders are assigned as provided in Section 1.3(a) of this Annex B, then (without limiting the obligations of all the YC SUSI Institutional Lenders to make Advances and pay any YC SUSI Assignment Amount prior to the Commitment Termination Date in accordance with the terms hereof) the YC SUSI Conduit Lender may sell to the non-renewing YC SUSI Institutional Lenders an interest in its Advances and the YC SUSI Structured Note hereunder for an aggregate purchase price equal to the lesser of (i) the maximum aggregate YC SUSI Assignment Amounts which would be payable if the YC SUSI Conduit Lender assigned its entire interest in the YC SUSI Structured Note at that time under Section 1.1 of this Annex B, and (ii) the aggregate available Commitments of the non-renewing YC SUSI Institutional Lenders, which purchase price shall be paid solely by the non-renewing YC SUSI Institutional Lenders, pro rata according to their respective Commitments. Following the payment of such purchase price, (i) the extended Commitment Termination Date shall be effective with respect to the renewing YC SUSI Institutional Lenders, (ii) the Facility Amount shall automatically be reduced by the aggregate of the Commitments of all non-renewing YC SUSI Institutional Lenders, and (iii) this Agreement and the Commitments of the renewing YC SUSI Institutional Lenders shall remain in effect in accordance with their terms notwithstanding the expiration of the Commitments of the non-renewing YC SUSI Institutional Lenders. Prior to the Termination Date, all amounts which, under the Agreement are to be applied in reduction of the Advances under the YC SUSI Structured Note, up to the aggregate Advances sold to the non-renewing YC SUSI Institutional Lenders as described above in this subsection, shall be distributed to the non-renewing YC SUSI Institutional Lenders ratably according to the aggregate investments held by them, in reduction of such investments. On and after the Termination Date, each non-renewing YC SUSI Institutional Lender shall be entitled to receive distributions as otherwise provided in the Agreement, such that all distributions of Collections pursuant to the Agreement thereafter shall be allocated among the non-renewing YC SUSI Institutional Lenders and the other YC SUSI Institutional Lenders in accordance with each such YC SUSI Institutional Lender’s pro rata share (based on its Advances as of the Termination Date) of the YC SUSI Institutional Lender Percentage of the Advances. When (after the expiration of the Commitments of the non-renewing YC SUSI Institutional Lenders) the aggregate of the Advances under the YC SUSI Structured Note described above in this subsection shall have been reduced to zero and all accrued Interest allocable thereto and all other Obligations owing to such YC SUSI Institutional Lenders shall have been paid to such YC SUSI Institutional Lenders in full, then such Lender shall cease to be parties to this Agreement for any purpose

Section 1.4 YC SUSI Institutional Lender’s Commitment.

At no time will the YC SUSI Conduit Lender have any obligation to fund any Advance. At all times on and after the YC SUSI Conduit Investment Termination Date, all Advances shall be made by the Lender Agent on behalf of the YC SUSI Institutional Lenders. At any time when the YC SUSI Conduit Lender has rejected a request for an Advance, the YC SUSI Lender Agent shall so notify the YC SUSI Institutional Lenders and the YC SUSI Institutional Lenders shall make such Advance, on a pro rata basis, in accordance with their respective YC SUSI Special Pro Rata Shares. Notwithstanding anything contained elsewhere in the Agreement to the contrary, no YC SUSI Institutional Lender shall be obligated to provide the Deal Agent or the Borrower with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect (minus the unrecovered principal amount of such Institutional Investor’s investments in the YC SUSI Structured Note pursuant to the Liquidity Purchase Agreement to which it is a party). The obligation of each YC SUSI Institutional Lender to remit its YC SUSI Special Pro Rata Share of any such Advance shall be several from that of each other YC SUSI Institutional Investor, and the failure of any YC SUSI Institutional Lender to so make such amount available to the Deal Agent shall not relieve any other YC SUSI Institutional Lender of its obligation hereunder.

For purposes of the above provisions in this Annex B, the capitalized terms used herein but not otherwise defined shall have the following meanings:

“YC SUSI Assignment Amount”: With respect to a YC SUSI Institutional Lender at the time of assignment pursuant to Section 1.1 of this Annex B, an amount equal to the least of (a) such Institutional Lender’s Special Pro Rata Share of the Advances requested by the YC SUSI Conduit Lender to be assigned at such time; (b) such YC SUSI Institutional Lender’s unused commitment (minus the unrecovered principal amount of such YC SUSI Institutional Investor’s investments in the Structured Note pursuant to the Liquidity Purchase Agreement to which it is a party); and (c) in the case of an assignment on or after the YC SUSI Conduit Investment Termination Date, the sum of the YC SUSI Institutional Investor’s Special Pro Rata Share of the YC SUSI Conduit Lender Percentage of (i) the Aggregate Outstanding Loan Balance, plus (ii) all Collections received by the Servicer but not yet remitted by the Servicer to the applicable Lender Agent, plus (iii) any amounts in respect of Deemed Collections required to be paid by the Borrower at such time.

“YC SUSI Conduit Investment Termination Date”: The date of the delivery by the YC SUSI Conduit Lender to the Borrower of written notice that the YC SUSI Conduit Lender elects, in its sole discretion, to commence the amortization of the Advances outstanding funding by it or otherwise liquidate its interest in its Structured Note.

“YC SUSI Conduit Lender Percentage”: At any time, 100% less the YC SUSI Institutional Lender Percentage.

“YC SUSI Eligible Investments”: Highly rated short-term debt or other highly rated liquid investments in which the YC SUSI Conduit Lender is permitted to invest cash pursuant to its commercial paper program documents.

“YC SUSI Institutional Lender Percentage” At any time, a fraction, expressed as a percentage, the numerator of which is the portion of the Advances funded by the YC SUSI Institutional Lenders and the denominator of which is the Advances outstanding under the Structured Note of the YC SUSI Conduit Lender at such time; provided that at all times on and after the first YC SUSI Assignment Date occurring on or after the YC SUSI Conduit Investment Termination Date, the YC SUSI Institutional Lender Percentage means 100%.

“YC SUSI Institutional Lenders”: Bank of America and any other financial institution that becomes a party to the Agreement as an Institutional Lender related to the YC SUSI Trust and YC SUSI Conduit Lender in accordance with Section 2.1(e) of the Agreement.

“YC SUSI Lender Agent”: Bank of America, in its capacity as Lender Agent for YC SUSI Trust, and any successor thereto appointed pursuant to the terms of the Agreement.

“YC SUSI Institutional Lender’s Special Pro Rata Share”: For a YC SUSI Institutional Lender, the Commitment of such YC SUSI Institutional Lender, divided by the sum of the Commitments of all YC SUSI Institutional Investors (or, if the Commitments shall have been terminated, its pro rata share of the YC SUSI Institutional Lender Percentage of the Advances outstanding under the Structured Note of the YC SUSI Institutional Lenders.

“YC SUSI Structured Note”: The Structured Note issued by the Borrower to the YC SUSI Conduit Lender, as amended or assigned pursuant to the terms of the Agreement.